Exhibit 10.2

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted from this Exhibit 10.2 and will be furnished to the Securities and Exchange Commission supplementally upon request.

AMENDMENT NO. 3

TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT AND GUARANTY, dated as of March 1, 2024 (this “Amendment”), is among Sonendo, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as the collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”). Reference is made to the Amended and Restated Credit Agreement and Guaranty, dated as of August 23, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, the Borrower has requested that the Required Lenders agree to amend and waive certain Sections of the Credit Agreement, subject to the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions hereof, the Lender party hereto and the Collateral Agent are willing to agree to such requests, subject to the terms and conditions set forth herein; and

WHEREAS, the Lender party hereto constitutes the Required Lenders.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.
AMENDMENTS. As of, and subject to the occurrence of, the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
A.
Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in their respective alphabetically appropriate places:

“Amendment No. 3” means Amendment No. 3 to Amended and Restated Credit Agreement and Guaranty, dated as of March 1, 2024.

“TDO” means TDO Software, Inc., a wholly-owed subsidiary of the Borrower incorporated in California.

“TDO Sale” means the sale of TDO to Valsoft Corporation Inc. pursuant to the terms of the TDO Sale Agreement.

“TDO Sale Agreement” mean that certain Asset Purchase Agreement, dated as of March 1, 2024 among TDO, as Seller, Valsoft Corporation, Inc., as Canadian Purchaser and Aspire USA LLC, as U.S. Purchaser.

B.
Section 3.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Without limiting the requirement of earlier prepayments and repayments pursuant to Sections 3.03(b) and 11.02, (i) on March 31, 2024, the Borrower shall make an amortization payment on the outstanding principal amount of the Loans in the amount of $1,800,000.00, (ii) commencing with the Payment Date occurring on April 30, 2024, the Borrower shall make monthly amortization payments on the outstanding principal amount of the Loans each in the amount of $900,000.00 on each Payment Date occurring prior to the Maturity Date, and (iii) any remaining outstanding principal amount of the Loans shall be payable in full, in cash, on the Maturity Date.

C.
Section 3.03(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(i)
Upon the occurrence of (x) a Casualty Event which, when taken together with all other Casualty Events occurring in any fiscal year, results in net insurance proceeds in excess of $500,000 in such fiscal year, or (y) an Asset Sale (not otherwise permitted by Section 9.09) which, when taken together with all other such Asset Sales occurring in any fiscal year, results in net sale proceeds in excess of $500,000 in such fiscal year, the Borrower shall make a mandatory prepayment to the Lender in an amount equal to 100% of the net insurance or net sale proceeds, as the case may be, received by the Borrower in respect of the forgoing, which amount shall be applied as set forth in Section 3.03(c); provided that, so long as no Default shall have occurred and be continuing or shall result therefrom, the Borrower may use proceeds received in connection with any Casualty Event or Asset Sale, as the case may be, to acquire or repair fixed or capital assets useful in the Borrower’s or its Subsidiaries’ businesses, as long as such investment is made within six (6) months of such Casualty Event or Asset Sale, as the case may be, or nine (9) months of such Casualty Event or Asset Sale, as the case may be, so long as Borrower or its Subsidiaries has entered into a binding contract therefor within six (6) months of the Casualty Event or Asset Sale, as the case may be, in which case, no prepayment is required hereunder. Any term or provision hereof to the contrary notwithstanding, unless the Required Lenders otherwise consent in writing, no Asset Sale is permitted hereunder or under any other Loan Document other than as expressly permitted pursuant to Section 9.09.
(ii)
On or prior to the Amendment Effective Date, the Borrower shall make, or cause to be made, a mandatory prepayment on the outstanding principal amount of the Loans in an amount equal to $15,000,000.
D.
Section 3.03(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Prepayment Premium. Without limiting the foregoing, whenever any prepayment of Loans is made hereunder pursuant to Section 3.03(a) or Section 3.03(b)(i) or otherwise, whether voluntary, involuntary, as a result of a Default, acceleration or otherwise, but excluding for purposes of this clause (d) any payment or prepayment required pursuant to Section 3.01 or Section 3.03(b)(ii), the Prepayment Premium shall be payable in full in cash on the applicable Prepayment Date for such prepayment.

E.
The minimum Revenue table set forth in Section 10.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Calculation Date	Revenue
March 31, 2024	$39,000,000
June 30, 2024	$35,500,000
September 30, 2024	$33,000,000
December 31, 2024	$31,500,000
March 31, 2025	$31,000,000
June 30, 2025	$33,000,000
September 30, 2025	$35,935,000
December 31, 2025	$40,160,000
March 31, 2026	$44,950,000
June 30, 2026	$51,500,000

SECTION 2.
WAIVER. As of, and subject to the occurrence of, the Amendment Effective Date, the Collateral Agent and the Lenders hereby waive the requirement under Section 8.01(c) of the Credit Agreement requiring the absence of any “going concern” or like qualification or exception or any qualification or exception as to the scope of the audit, solely with respect to the fiscal year ending on December 31, 2023; provided that except as expressly so waived, the parties hereto expressly acknowledge and agree that (a) all other terms and provisions of the Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with its and their respective terms, and (b) this Amendment constitutes a limited consent and waiver, and, except as expressly set forth herein, neither this Amendment nor any term or provision hereof shall be deemed to constitute a waiver of any Default or Event of Default for any future breach of the Credit Agreement or any of the other Loan Documents.
SECTION 3.
CONSENT AND RELEASES
A.
Subject to the occurrence of the Amendment Effective Date, the Collateral Agent and the Lenders hereby consent to the TDO Sale.
B.
Upon consummation of the TDO Sale, (i) the Equity Interests issued by TDO and all assets and properties of TDO are hereby released from all Liens thereon in favor of Collateral Agent, (ii) the Collateral Agent shall, pursuant to Section 12.06(a) of the Credit Agreement, take all action reasonably requested by the Borrower to release TDO as a Guarantor and to release any Liens encumbering the Equity Interests of TDO or any assets or properties of TDO, all at the expense of the Borrower and (iii) the Collateral Agent will execute and deliver the consent and release attached hereto as Exhibit A. The Required Lenders hereby consent to such release and any actions taken by the Collateral Agent in furtherance thereof.

SECTION 4.
REPRESENTATIONS AND WARRANTIES.
A.
Each Obligor confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Obligations of such Obligor under each Loan Documents to which such Obligor is a party shall not be impaired, extinguished, novated, waived, canceled or otherwise satisfied, in whole or in part as a result of the transactions contemplated hereby and each such Loan Document to which such Obligor is a party to is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
B.
Each Obligor hereby acknowledges and agrees that the Guaranteed Obligations will include all Obligations under, and as defined in, the Credit Agreement as amended by this Amendment.
C.
Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.
D.
In order to induce the Collateral Agent and the Lenders to enter into this Amendment, each Obligor represents and warrants to the Collateral Agent and the Lenders that the following statements are true and correct:
(i)
the representations and warranties made by each Obligor party hereto in each Loan Document are true and correct in all material respects as if made on and as of such date (or in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualification, true and correct in all respects) unless stated to relate solely to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date;
(ii)
such Obligor has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment and each Loan Document as amended hereby or thereby;
(iii)
the transactions contemplated by this Amendment are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary holders of the Equity Interests of such Obligor;
(iv)
this Amendment has been duly executed and delivered by such Obligor and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(v)
the transactions contemplated by this Amendment (1) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (2) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of such Obligor or its Subsidiaries, (3) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (4) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries; and
(vi)
both immediately before and after giving effect to this Amendment, (x) the representations and warranties set forth in this Amendment and each other Loan Document are, in each case, true and correct and (y) no Default or Event of Default has occurred and is continuing, or could reasonably be expected to result from this Amendment or the transactions contemplated hereby.
SECTION 5.
CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment Effective Date”):
A.
The Obligors, the Collateral Agent and the Required Lenders shall have each indicated their consent to this Amendment by the execution and delivery of the signature pages hereto to the Collateral Agent.
B.
(i) The statements, representations and warranties set forth in Section 4 above shall each be true and correct, both immediately before and after the effectiveness of this Amendment; and (ii) the Lenders shall have received a certificate, dated as of the Amendment Effective Date and in form and substance satisfactory to the Required Lenders, duly executed and delivered by a Responsible Officer of the Borrower, certifying as to the foregoing.
C.
(i) the TDO Sale shall have been consummated on terms substantially consistent with such terms and provisions, without material waiver or amendment thereto, (ii) as a result of the TDO Sale the Borrower shall have received net Asset Sale Proceeds of at least $16,000,000, and (iii) the Borrower shall have made or shall have caused Valsoft Corporation Inc. to have made the $15,000,000 mandatory prepayment required pursuant to Section 3.03(b)(ii) of the Credit Agreement (after giving effect to the Amendment).
D.
The Collateral Agent and the Lenders shall have received all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable and documented out-of-pocket fees and expenses of legal counsel for which the Borrower is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.
SECTION 6.
MISCELLANEOUS
A.
Reference to and Effect on the Loan Documents.
(ii)
On and after the Amendment Effective Date, each reference in any Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(iii)
Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Collateral Agent under the Credit Agreement or any other Loan Document.
(iv)
The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any Loan Document or applicable Law.
(v)
This Amendment shall constitute a Loan Document.
B.
Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
C.
Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
D.
Integration. This Amendment, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
E.
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
F.
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this Amendment, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER

SONENDO, INC.

By	/s/ Bjarne Bergheim
Name: Bjarne Bergheim
Title: President and Chief Executive Officer

SUBSIDIARY GUARANTOR

PIPSTEK, LLC

By	/s/ Bjarne Bergheim
Name: Bjarne Bergheim
Title: President and Chief Executive Officer

[Signature Page – Amendment No. 3 to

Amended and Restated Credit Agreement and Guaranty]

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Collateral Agent and the Required Lenders

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit_
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

[Signature Page – Amendment No. 2]

EXHIBIT A

CONSENT AND RELEASE

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]